Exhibit 99.1

Ryman Hospitality Properties Announces Appointment of Erin Mulligan Helgren as a Director

NASHVILLE, Tenn. (December 19, 2023) – Ryman Hospitality Properties, Inc. (NYSE: RHP) (the “Company”) today announced that Erin Mulligan Helgren has been appointed to its Board of Directors (the “Board”), effective as of January 1, 2024.

“Erin brings extensive marketing and executive leadership expertise to the Board through her role as CEO of a privately-held technology company and previous experience as Chief Marketing Officer for several large organizations including Sunpower Corp. and Dell, Inc. I am confident her knowledge and experience will provide valuable perspective in several key areas, including our growing Entertainment business segment,” said Colin Reed, Executive Chairman of the Board of Directors.

In connection with Ms. Helgren’s appointment to the Board, the size of the Board will increase from nine (9) directors to ten (10) directors, effective as of January 1, 2024. The Board is currently comprised of:

•	Rachna Bhasin, Founder/CEO, EQ Partners

•	Alvin Bowles Jr., Vice President, Global Business Group - Americas, Meta Platforms, Inc.

•	Mark Fioravanti, President & Chief Executive Officer, Ryman Hospitality Properties, Inc.

•	William E. Haslam, Private Investor and Former Governor of Tennessee

•	Fazal Merchant, Former Co-CEO, Tanium Inc.

•	Christine Pantoya, Chief Operating Officer & Chief Financial Officer, Kiswe Mobile Inc.

•	Robert Prather Jr., President & CEO, Heartland Media, LLC

•	Colin Reed, Executive Chairman, Ryman Hospitality Properties, Inc

•	Michael Roth, Former Chairman and CEO, The Interpublic Group of Companies, Inc.

Ms. Helgren currently serves as Chief Executive Officer of OfficeSpace Software Inc., a privately-held enterprise software company. She previously served in a variety of senior executive roles with several public and private companies, including over 11 years at Dell, Inc., where she most recently served as Chief Marketing Officer. Ms. Helgren obtained her B.B.A. from the University of Texas and currently serves on the Dean’s Advisory Council for the University of Texas McCombs School of Business.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and leading entertainment experiences. The Company’s holdings include Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; Gaylord National Resort & Convention Center; and Gaylord Rockies Resort & Convention Center, five of the top seven largest non-gaming convention center hotels in the United States based on total indoor meeting space. The Company also owns the JW Marriott Hill Country Resort & Spa as well as two ancillary hotels adjacent to our Gaylord Hotels properties. The Company’s hotel portfolio is managed by Marriott International and includes a combined total of 11,414 rooms as well as more than 3 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. RHP also owns a 70% controlling ownership interest in Opry Entertainment Group (OEG), which is composed of entities owning a growing collection of iconic and emerging country music brands, including the Grand Ole Opry, Ryman Auditorium, WSM 650 AM, Ole Red, Nashville-area attractions, and Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at Moody Theater, located in downtown Austin, Texas. RHP operates OEG as its Entertainment segment in a taxable REIT subsidiary, and its results are consolidated in the Company’s financial results. Visit RymanHP.com for more information.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding Ms. Helgren’s appointment to the Board and the increase in the size of the Board from nine (9) directors to ten (10) directors, in each case effective as of January 1, 2024. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties that are described in the filings made from time to time by the Company with the Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Quarterly Reports on Form 10-Q and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Executive Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Jennifer Hutcheson, EVP and Chief Financial Officer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6320	(929) 266-6315
jhutcheson@rymanhp.com	robert.winters@alpha-ir.com
~or~
Sarah Martin, Vice President Investor Relations
Ryman Hospitality Properties, Inc.
(615) 316-6011
sarah.martin@rymanhp.com

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